EXHIBIT 99.4

EXECUTION COPY

ADELPHIA-RIGAS

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into this  25th day of April 2005, by and between Adelphia Communications Corporation and all of its subsidiaries (collectively, “Adelphia”), on the one hand, and John J. Rigas, Doris Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen Rigas Venetis and individuals and entities listed on Exhibit A hereto (collectively referred to as the “Rigas Family”) and Peter L. Venetis, on the other hand.  Adelphia, the Rigas Family and Peter L. Venetis are collectively referred to herein as the “Parties.”

Background

Adelphia is a debtor-in-possession in bankruptcy proceedings whose case is being jointly administered under the case entitled In re Adelphia Communications Corporation, et al., Case No. 02-41729 (REG) in the United States Bankruptcy Court for the Southern District of New York (“Bankruptcy Court”).

Adelphia owns and operates a large group of cable television systems and manages other cable television systems, owned by the Rigas Family.  The Rigas Family-owned cable television systems (other than Coudersport Television Cable Co. (“Coudersport”) and Bucktail Broadcasting Corp. (“Bucktail”)) are hereinafter referred to as the “Forfeited Managed Entities” and described on Exhibit C hereto.  Certain of the “Other Forfeited Entities” described on Exhibit C hereto are direct or indirect legal owners of the Forfeited Managed Entities and/or are the owners of securities issued by Adelphia.

Certain subsidiaries of Adelphia, Coudersport, Bucktail, certain of the Forfeited Managed Entities and certain of the Other Forfeited Entities entered into co-borrowing facilities, which are collectively referred to herein as the “Co-Borrowing Facilities” (approximately $4.6 billion outstanding).  The lenders collectively are referred to herein as the “Co-Borrowing Lenders,” and borrowing under the Co-Borrowing Facilities is referred to herein as “Co-Borrowing Debt.”

On July 24, 2002, Adelphia commenced an adversary proceeding in the Bankruptcy Court against, among others, many of the persons and entities that constitute the Forfeited Managed Entities, the Other Forfeited Entities and the Rigas Family alleging, among other claims, unjust enrichment, violations of the RICO Act, securities fraud, breach of fiduciary duty and breach of contract.  This adversary proceeding is entitled Adelphia Communications Corp. v. Rigas, et al., Adv. Pro. No. 02-08051 (the “Civil Action”).  On August 26, 2002 and November 26, 2002, the Bankruptcy Court entered orders restraining certain members of the Rigas Family from disposing of assets (the “TROs”).  On August 20, 2004, Adelphia filed in the Civil Action a motion for summary judgment against certain members of the Rigas Family, the Forfeited Managed Entities and the Other Forfeited Entities seeking a judgment in the amount of $3.2 billion and entry of a constructive trust.  On February 2, 2005, Adelphia commenced a second adversary proceeding in the Bankruptcy Court entitled Adelphia Communications Corp. v. Rigas, et al., Adv. Pro. No. 05-01101, against certain members of the Rigas Family seeking to resolve disputes regarding the ownership of certain real estate (the “Real Estate Action”).

On June 24, 2002, the Securities and Exchange Commission (the “SEC”) commenced a civil enforcement action in the United States District Court for the Southern District of New York (the “Court”) against, among others, Adelphia and John J. Rigas, Timothy

J. Rigas, Michael J. Rigas and James J. Rigas pending at No. 02-CV-5776 (the “SEC Action”).  Simultaneously herewith, the Government and the SEC have entered into an agreement with Adelphia providing, among other things, for the non-prosecution of potential criminal claims upon the satisfaction of certain conditions set forth therein (the “Government/Adelphia Settlement Agreement”).

On July 30, 2003, a Superceding Indictment (the “Indictment”) was returned against, among others, John J. Rigas, Timothy J. Rigas and Michael J. Rigas in twenty-three counts relating to events and transactions involving Adelphia, the Forfeited Managed Entities and the Other Forfeited Entities.  On July 8, 2004, the jury in the case entitled United States of America v. John J. Rigas, et al., (S1) 02 CR 1236 (LBS), found John J. Rigas and Timothy J. Rigas guilty on Counts One (Conspiracy to Commit Securities Fraud, False Statements in SEC Filings, and Bank Fraud), Two through Sixteen (Securities Fraud), and Twenty-Two and Twenty-Three (Bank Fraud), and not guilty on Counts Seventeen through Twenty-One (Wire Fraud).  Additionally, the same jury found Michael J. Rigas not guilty on Counts One (Conspiracy to Commit Securities Fraud, False Statements in SEC Filings, False Books and Records, Wire Fraud and Bank Fraud) and Seventeen through Twenty-One (Wire Fraud), and was unable to agree as to the remaining counts.

On December 10, 2004, the Government filed an Application for Preliminary Orders of Forfeiture against John J. Rigas and Timothy J. Rigas pursuant to Federal Rule of Criminal Procedure 32.2 (the “Forfeiture Application”).  Simultaneously herewith, the Government and the SEC have entered into an agreement with the Rigas Family providing for the settlement of all monetary claims upon the satisfaction of certain conditions set forth therein (the “Rigas/Government Settlement Agreement”).

In connection with entering into the Rigas/Government Settlement Agreement, the Government has required that John J. Rigas and Timothy J. Rigas must forfeit all their material interests in property.  Therefore, and in consideration of the voluntary forfeiture of interests by other members of the Rigas Family for the benefit of John J. Rigas and Timothy J. Rigas, the Rigas Family has agreed among themselves that the ownership interests of John J. Rigas and Timothy J. Rigas in any assets not forfeited to the Government shall be transferred to, in whole or in part, or for the benefit of, the various members of the Rigas Family.

The Parties desire to achieve an amicable resolution and believe that settlement at this time is in the best interest of all constituents.  No Party to this Agreement shall take any punitive action solely intended to cause injury to another Party.

In entering into this settlement none of the Parties makes any legal or factual concession or admission with respect to their various charges, claims or defenses.

NOW, THEREFORE, in consideration of the Background (which is incorporated herein and made a part hereof), the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Transfer to Adelphia of Certain Forfeited Assets

1.                                       Upon the terms and subject to the conditions set forth in the Rigas/Government Settlement Agreement as in effect on the date hereof and without giving effect to any subsequent amendments thereto, the Rigas Family will be forfeiting certain assets to the Government (the “Forfeited Assets”).  Upon the terms and subject to the conditions set forth in the Government/Adelphia Settlement Agreement, the Government shall transfer to Adelphia the cable systems owned by the entities listed on Exhibit C and the other Forfeited Assets (other than certain real property assets listed on Exhibit E to the Rigas/Government Settlement

Agreement to be retained by the Government).  With respect to the forfeiture of the entities listed on Exhibit C, the Rigas Family shall make such elections under Section 338(h)(10) (for any entity listed on Exhibit C that is a Subchapter S corporation) and Section 754 (for any entity listed on Exhibit C that is taxed as a partnership) of the Internal Revenue Code with respect to any of the entities listed on Exhibit C as shall be requested by Adelphia provided there is no material adverse economic consequence to the Rigas Family.  Following such time as the entities listed on Exhibit C are acquired by Adelphia, Adelphia shall not amend tax returns of the entities listed on Exhibit C filed after 2001 in the form prepared by Adelphia as manager, or file new tax returns for the entities listed on Exhibit C for any period prior to the Forfeiture Date (as hereinafter defined), (the “Subject Tax Returns”) for the sole purpose of increasing the taxes of the Rigas Family.  Adelphia shall provide copies of any proposed Subject Tax Returns to the Rigas Representative (as hereinafter defined) at least 30 days prior to the proposed filing date of the Subject Tax Returns.

Retention of Assets Not Otherwise Forfeited to the Government

2.                                       All assets or interests in assets owned by any person or entity included in the Rigas Family and both (a) not a Forfeited Asset, and (b) the existence of which does not constitute a breach of any representation or warranty by any member of the Rigas Family contained in Paragraph 3 of this Agreement, shall be retained free and clear of any and all claims, liens, interests or encumbrances of Adelphia and any other person, entity or committee asserting claims through or on behalf of Adelphia.  This Paragraph shall not apply to the Excluded Parties.  The “Excluded Parties” means John J. Rigas, Timothy J. Rigas and Michael J. Rigas; provided however, that Michael J. Rigas shall cease to be an Excluded Party at such time as, and if, all currently pending criminal proceedings against Michael J. Rigas are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the Government or the SEC).

3.                                       Each of John J. Rigas and Timothy J. Rigas represents and warrants to Adelphia that his statements of assets and liabilities provided to the United States Probation Department in connection with the case of United States of America v. John J. Rigas, et al., copies of which have been delivered to Adelphia, are true and correct as of the date thereof and he has not acquired any additional assets that would result in a material increase in his net assets since such date.  Each of Michael J. Rigas and James P. Rigas represents and warrants to Adelphia that the discovery provided by him to disclose his assets in connection with the Civil Action is true and correct as of the date thereof and he has not acquired any additional assets that would result in a material increase in his net assets since such date.  The assets retained by the Rigas Family include but are not limited to Coudersport and Bucktail and the cable television franchises related to Coudersport or Bucktail which Adelphia represents and warrants are as described on Exhibit G hereto.

4.                                       The Rigas Family represents, warrants, covenants and agrees that there have been no material transfers of any assets outside of the Rigas Family other than as approved by the Bankruptcy Court with respect to real estate since August 26, 2002 and with respect to all other assets since November 26, 2002.  From the date hereof through the date the consent order of forfeiture is entered (the “Forfeiture Date”), and with respect to property number 43 on Exhibit E until 6 months from the Forfeiture Date, the Rigas Family shall with respect to the Forfeited Assets, comply with all applicable law, rules, and regulations; maintain the Forfeited Assets in their current condition, ordinary wear and tear excepted; and direct Adelphia in its capacity as manager to operate the cable systems owned by the Forfeited Managed Entities in the ordinary course, consistent with past practices.  The Rigas Family has provided a list of all liens and/or encumbrances on the property listed on Exhibit E as being transferred to Adelphia which to the best of their knowledge and belief is true and complete.  Adelphia represents, warrants, covenants and agrees that since June 25, 2002, except (x) as expressly consented to in writing by a member of the Rigas Family, or (y) in the ordinary course of operating the business of Coudersport or Bucktail, Adelphia has not, and from the date hereof until the termination of the Interim Management Period, Adelphia will not, transfer, convey, assign or distribute to any other entity owned by Adelphia any of the assets of Coudersport or Bucktail.  From the date hereof until the termination of the Interim Management Period, Adelphia, in its capacity as manager, shall operate Coudersport and Bucktail in the ordinary course of business, consistent with past practice.

5.                                       Adelphia shall, subject to the limitations on its liability set forth in this Paragraph, hold (a) Coudersport and Bucktail and (b) to the extent such claim would result in a lien on the equity of Coudersport or Bucktail, the Rigas Family (other than the Excluded Parties), harmless from any claims asserted by the Co-Borrowing Lenders with respect to the Co-Borrowing Debt.  If the Co-Borrowing Lenders exercise a remedy against Coudersport or Bucktail, or against the equity in Coudersport or Bucktail, then Adelphia shall offer to the Co-Borrowing Lenders a payment equal to the lesser of (1) such lenders’ claim or (2) Adelphia’s maximum liability under this Paragraph (the “Release Payment”) in full and complete satisfaction of such lenders’ claim.  Adelphia shall not make the Release Payment to the Co-Borrowing Lenders unless the Co-Borrowing Lenders: (i) agree that the Release Payment shall be permanently in lieu of all remedies that the Co-Borrowing Lenders may have against Coudersport, Bucktail, and the owners of Coudersport and Bucktail, and (ii) grant Coudersport, Bucktail and the Rigas Family with respect to the equity in Coudersport and Bucktail a release from the underlying

Co-Borrowing Debt.  If such payment is rejected by the Co-Borrowing Lenders, then Adelphia shall promptly make the Release Payment to the owners of Coudersport and Bucktail.  The Release Payment, if made, shall constitute a full and complete discharge of Adelphia’s obligations under this Paragraph.  The aggregate liability of Adelphia pursuant to this Paragraph shall not exceed the fair market value of Coudersport and Bucktail (excluding their obligations with respect to the Co-Borrowing Debt) to a third party purchaser of just Coudersport and Bucktail as determined by the Bankruptcy Court without regard to the provisions of this Agreement.  The date as of which the valuation will be made will be the date on which the Co-Borrowing Lenders seek to exercise their remedies or such other date as determined by the Bankruptcy Court.  The provisions of this Paragraph may not be used by the Co-Borrowing Lenders as a basis for obtaining a greater recovery against Adelphia than would be obtained in the absence of this Agreement, nor can this Agreement be used by Adelphia as a defense or set-off for any liability that Adelphia may have to Co-Borrowing Lenders.  Adelphia shall file a motion with the Bankruptcy Court seeking an injunction pursuant to Section 105 of the Bankruptcy Code enjoining the Co-Borrowing Lenders from pursuing remedies against Coudersport and Bucktail prior to confirmation of Adelphia’s plan of reorganization.  Adelphia shall not dispute any claim by a Co-Borrowing Lender with respect to Co-Borrowing Debt on the grounds that such Co-Borrowing Debt is properly allocable to any member of the Rigas Family.  Adelphia shall not seek contribution from the Rigas Family for any amounts paid pursuant to its plan of reorganization, or otherwise, with respect to the Co-Borrowing Debt, by virtue of the Rigas Family (or any of them) having been co-obligors on such debts.

6.                                       Within 90 days of the execution of this Agreement, Adelphia, in its capacity as manager of Coudersport and Bucktail shall deliver to a representative of the Rigas Family designated in writing to Adelphia (the “Rigas Representative”) a statement setting forth the amount of the Current Assets less the Current Operating Liabilities of Coudersport and Bucktail as of March 31, 2005 (the “Working Capital”).  For purposes of this Agreement, “Current Operating Liabilities” means all current obligations of Coudersport and Bucktail arising out of the day-to-day operation of the cable systems of Coudersport and Bucktail, to the extent such obligations would be set forth on a balance sheet of such entities prepared as of such date in accordance with generally accepted accounting principles; provided, however, that Current Operating Liabilities shall not include: (v)  the Co-Borrowing Debt or any interest thereon, (w) obligations to indemnify, reimburse, advance expenses or hold harmless any officer, director or employee, (x) claims relating to fraud, misrepresentation, or similar actions arising on or prior to June 25, 2002, and (y) performance obligations related to the period after March 31, 2005 under contracts not in default.  For purposes of this Agreement, “Current Assets” means the sum of: (A) the cash on hand, plus (B) accounts receivable of Coudersport and Bucktail, no part of which (other than an amount of $10 or less) is more than 90 days past due from the first day of the month to which the bill for such receivable relates, other than any accounts receivable from Adelphia, which are waived and released, plus (C) the prepaid expenses of which Coudersport and Bucktail can reasonably expect to realize the benefit.  All cash collected by Adelphia as manager on behalf of Coudersport and Bucktail during the month of March 2005, to the extent not used to satisfy operating liabilities of Coudersport or Bucktail, shall be paid to Coudersport and Bucktail promptly following the Forfeiture Date.  All cash collected by Adelphia as manager on behalf of Coudersport or Bucktail on or after April 1, 2005 shall be governed by Paragraph 13.

7.                                       Except as otherwise provided herein, Coudersport and Bucktail shall retain all assets owned by them, including but not limited to real estate, equipment, books and records, franchises, pole agreements, easements, fiber, cable, circuits, digital advertising insertion equipment, inventory and vehicles (the “Retained Cable Assets”), from and after the Forfeiture Date, free and clear of any claims, liens, interests or encumbrances of Adelphia or any other person, entity or committee asserting claims through or on behalf of Adelphia.  The Rigas Family acknowledges that after the conclusion of the Interim Management Period (as hereinafter defined), they will need to replace the Services (as defined in Paragraph 13) in order to be able to operate Coudersport and Bucktail as stand-alone entities.  Adelphia shall transfer to Coudersport and Bucktail (a) promptly following the Forfeiture Date, the Coudersport headend, which shall be upgraded by Adelphia following such date to the extent necessary so that the headend is capable of receiving third party television programming feed and connecting to a third party high speed data gateway to provide the same video and data services as was provided as of April 1, 2005 to the subscribers of Coudersport and Bucktail; provided, however, that Adelphia shall not be obligated to expend more than $100,000 on such upgrade; and (b) other assets as provided in the next Paragraph of this Agreement.  Nothing contained in this Agreement shall require Adelphia to transfer any other assets to Coudersport or Bucktail that are owned by Adelphia.  On the date of this Agreement, all management agreements, arrangements and understanding relating to Adelphia’s management and operation of Coudersport and Bucktail shall terminate, and Adelphia shall continue the management of Coudersport and Bucktail as provided below under the heading “Interim Management.” Within 45 days after the date of this Agreement, Adelphia shall deliver to the Rigas Representative a list of substantially all current subscribers of Coudersport and Bucktail (together with such subscriber information as is maintained in the ordinary course of business and is readily available) together with whatever print-out may be readily obtained from the third party billing system as to the discounts offered.

8.                                       To the extent that any property (other than Principally C&B Property) used in connection with Adelphia’s business (including the business of the Forfeited Managed Entities) is owned directly or indirectly by a member of the Rigas Family, then from and after the Forfeiture Date the Rigas Family shall promptly convey to Adelphia title to such property or otherwise cooperate with Adelphia in any reasonable arrangement to convey such property to Adelphia (including forfeiture to the Government).  Each member of the Rigas Family shall, within 5 business days of the date hereof, deliver a durable power of attorney in favor of James P. Rigas or a mutually acceptable substitute to implement the provisions of this Paragraph.  “Principally C&B Property” means property that as of April 1, 2005 was primarily used in the cable business of Coudersport or Bucktail; for the avoidance of doubt, Principally C&B Property shall not include assets used for centralized services provided by Adelphia to its cable systems generally.  From and after the Forfeiture Date, Adelphia shall promptly convey to Coudersport or Bucktail, as the case may be, title to any Principally C&B Property owned by Adelphia.

Legal Defense Fund

9.                                       No later than 5 business days following written notice of the occurrence of the Forfeiture Date, Adelphia shall pay, by wire transfer, the sum of $11,500,000 to Dilworth Paxson LLP to be held in an interest bearing account, as escrow agent (“Escrow Agent”) under this Agreement (the “Legal Defense Fund”).

10.                                 The Escrow Agent shall be immediately authorized and empowered to disburse, and shall disburse, from the Legal Defense Fund an amount sufficient to pay the obligations to professionals retained by the Rigas Family as set forth on Exhibit H hereto.

11.                                 The Escrow Agent is authorized and directed to disburse to the Rigas Family (as they may direct in writing) amounts on deposit in the Legal Defense Fund to pay documented, third-party civil and criminal defense costs of the Rigas Family approved by an Assistant U.S. Attorney designated by the Government who is not assigned to any criminal prosecution related to the conduct alleged in the Indictment.  Such approval will be granted for all reasonable, documented, third-party criminal and civil defense costs, including for reimbursement to the Rigas Family for documented criminal and civil defense costs previously paid by the Rigas Family up to a maximum of $1.25 million.

12.                                 None of the Parties hereto shall oppose payment by the insurers to any Party hereto of defense costs under that certain Directors and Officers Liability Insurance Policy (the “Policy”), as the insurers may agree or as may be ordered by the United States District Court for the Eastern District of Pennsylvania in the case commenced there by the insurers.  Notwithstanding any provision in this Agreement, nothing herein shall limit any Party’s rights to dispute any payment under the Policy other than for defense costs.

Interim Management

13.                                 From the date of this Agreement through and including December 31, 2005, Adelphia shall continue to provide management services and technical and operational support, consistent with past practice (the “Services”), to Coudersport and Bucktail (the “Interim Management Period”).  Coudersport and Bucktail shall have the right to terminate the Interim

Management Period at any time upon 30 days prior written notice to Adelphia.  With respect to the period from April 1, 2005 through the termination of the Interim Management Period: (a) Adelphia shall be entitled to charge and collect from Coudersport and Bucktail a management fee equal to five percent (5%) of gross operating revenues measured on an accrual basis each month, but shall not charge or collect any other charges, allocations or assessments (including but not limited to corporate overhead expense allocation, management fee allocations, HSD overhead allocation, regional expense allocations, restructuring and bankruptcy allocations, auditing and restatement allocations, litigation expenses and the like); (b) Coudersport and Bucktail shall pay all ordinary course operating expenses (but specifically excluding any interest, fees or charges relating to the Co-Borrowing Debt) as they come due including litigation expenses relating to Coudersport and Bucktail, call center expense allocation and media services expense allocation, and to the extent that Adelphia incurs expenses on behalf of Coudersport or Bucktail that Coudersport and Bucktail would have incurred directly were they not being managed by Adelphia, such as programming (with any discounts consistent with the practices as of April 1, 2005), insurance, or purchases of other goods or services, then Adelphia shall be reimbursed from the gross operating revenues of Coudersport and Bucktail for such expenses; nothing contained in this Agreement shall require Adelphia to expend its own funds on behalf of Coudersport or Bucktail or to include Coudersport or Bucktail in any new services provided by Adelphia generally to its cable systems; (c) Adelphia shall not make capital expenditures on behalf of Coudersport and Bucktail (other than capitalizable expenses associated with the connection of a new customer and customer premises equipment and any expenditure less than $10,000), or raise or lower rates, unless such capital expenditures or rate changes are authorized in writing by the Rigas Representative; and (d) Adelphia shall transfer, as directed by the Rigas

Representative, all cash receipts in excess of the sum of (i) the amounts paid pursuant to subparagraphs (a), (b) and (c) hereof for each calendar month and (ii) reasonable reserves for cash expenditures in the succeeding month, on or before the 20th day following the end of the calendar month, with the first such payment to be made within 20 days of the end of the first calendar month following the Forfeiture Date.  The first such payment shall include payments for each calendar month commencing with April 2005.  During the Interim Management Period, Adelphia shall provide the Rigas Representative with a Monthly Regional Operating Package regarding Coudersport and Bucktail consistent with past practice.

14.                                 Within 45 days of the date of this Agreement, Adelphia shall provide to the Rigas Representative a list of all employees of Adelphia at or below the level of Director whose principal job function is to provide services for Coudersport or Bucktail (the “Designated Employees”).  On or prior to termination of the Interim Management Period, Coudersport or Bucktail shall offer employment to each Designated Employee on terms and conditions that, in the aggregate, are no less favorable to such Designated Employee (other than any Designated Employee expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with Adelphia.  Adelphia shall have no liability to the extent that any Designated Employee declines employment with Coudersport or Bucktail.  Upon the conclusion of the Interim Management Period, Coudersport and Bucktail shall not have the right to use any trademarks or tradenames of Adelphia (including the name “Adelphia” and variations thereof); notwithstanding the foregoing, Coudersport and Bucktail shall have a license to use signage for six months following the termination of the Interim Management Period, and shall not be obligated to replace any installed customer premises equipment.

15.                                 From and after the commencement of the Interim Management Period, Adelphia shall reasonably cooperate and communicate directly with designated representatives of the Rigas Family regarding transition matters necessary for an orderly transition of Coudersport and Bucktail; provided that Adelphia shall not be required to expend any funds on behalf of Coudersport or Bucktail.

16.                                 Adelphia undertakes and shall be responsible to perform the Services and other obligations under the heading “Interim Management,” and no implied covenants or obligations related thereto shall be read into this Agreement or be enforceable against Adelphia.  Adelphia shall be liable only for its gross negligence, bad faith or willful misconduct.  Adelphia may execute any of the obligations hereof and perform its duties hereunder directly or through other agents or attorneys.  Adelphia shall perform all Services and other obligations under the heading “Interim Management” as an independent contractor, and nothing contained in this Agreement shall be deemed to create any association, partnership, joint venture, or relationship of principal and agent or master and servant between the Parties to this Agreement or any affiliates or subsidiaries thereof, or to provide either Party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other Party.  Coudersport and Bucktail shall indemnify and fully defend, save and hold Adelphia and its affiliates and agents harmless if Adelphia or any of its affiliates or agents shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys’ fees), claim or cause of action (collectively, “Damages”) arising out of or resulting from, the provision of the Services or performance of the obligations set forth under the heading “Interim Management”; provided, however, that Coudersport and Bucktail shall not be obligated to indemnify Adelphia and its affiliates and agents from any Damages arising out of their gross negligence, bad faith or willful misconduct.  Adelphia shall indemnify and fully defend, save and hold Coudersport and Bucktail and its affiliates harmless if the Coudersport and Bucktail or any of its affiliates shall at any time or from time to time suffer any Damages, arising out of or resulting from, the gross negligence, bad faith or willful misconduct of Adelphia and its agent in connection with the provision of the Services or performance of the obligations set forth under the heading “Interim Management.” At the end of the Interim Management Period, Adelphia shall have no further obligation to provide any services to Coudersport or Bucktail (except to cooperate in subsequent audits of payroll, taxes, copyright, franchise fees and similar matters incurred during Adelphia’s management) and shall deliver to the Rigas Representative all books and records relating to Coudersport and Bucktail and shall relinquish dominion and control over the Retained Cable Assets; provided, however, that Adelphia may retain copies of such books and records.

17.                                 Adelphia, on the one hand, and Coudersport, Bucktail and the rest of the Rigas Family, on the other hand, mutually agree not to solicit each other’s subscribers during the 5-year period from April 1, 2005 through March 31, 2010.

18.                                 Any dispute arising between the Parties concerning transition, interim management or operational issues shall be submitted to a panel of three arbitrators.  Each Party shall select a neutral arbitrator who shall have no material relationships with any Party and shall certify as such in writing and the two neutral arbitrators will select the third arbitrator who shall have no material relationships with any Party and shall certify as such in writing.  The Commercial Arbitration Rules of the American Arbitration Association (other than the rules relating to the selection of the arbitrator, which shall be governed by the preceding sentence) shall govern any such arbitration.  The cost of the arbitration shall be paid in equal parts by

Adelphia and by Coudersport and/or Bucktail.  The decision of the arbitrators shall be final and not appealable.

Resolution of Claims and Litigation

19.                                 Immediately after the Forfeiture Date, the Rigas Family and Peter L. Venetis, on the one hand, and Adelphia, on the other hand (provided that Adelphia’s covenant and agreement shall not extend to the Excluded Parties), covenant and agree not to sue each other, or in any manner assert, bring or commence any claim, action or proceeding against the other, on account of any obligation or liability arising from or relating to (a) the matters pleaded or which could have been pleaded in the Civil Action, or relating to the facts, transactions or circumstances on which it was or is based, and (b) any other facts, transactions or occurrences, whether known or unknown, suspected, contingent or claimed, existing as of the date of execution of this Agreement.  In addition, nothing contained herein shall preclude any Party to this Agreement from seeking applicable remedies based on the failure of another Party to comply with a court order or satisfy its discovery obligations under applicable law.  Nothing contained herein shall relieve any Party for liability for breach of this Agreement.

20.                                 The forgoing covenant not to sue shall not release or impair any claim, suit or action against anyone other than the (a) Rigas Family (other than the Excluded Parties), (b) Peter L. Venetis and (c) Adelphia, or inure to the benefit of anyone not explicitly covered by this Agreement.

21.                                 If, after the Forfeiture Date, any of Doris Rigas, Ellen Rigas Venetis, Mary Ann Rigas, M.D., Coudersport Theatre, Rigas Entertainment, Ltd., Roumali, Inc., SAGIR, Inc. or Songcatcher Films, LLC (the “Claim Over Parties”) prosecutes a claim against a third party and such third party asserts a claim against Adelphia for indemnity or contribution (or any similar type of “claim over”), the Claim Over Party shall reduce and mark satisfied any judgment obtained by the Claim Over Party against the third party to the extent of Adelphia’s pro rata share of liability for the claim over.  If, after the Forfeiture Date, Adelphia prosecutes a claim against a third party and such third party asserts a claim over against a Claim Over Party, Adelphia shall reduce and mark satisfied any judgment obtained by Adelphia against the third party to the extent of the Claim Over Party’s pro rata share of liability for the claim over.

22.                                 Within 10 business days following the Forfeiture Date, (a) Adelphia shall dismiss, with prejudice, as against the Rigas Family (other than the Excluded Parties) and Peter L. Venetis the Civil Action and the Real Estate Action, and upon such dismissal, the TROs shall be dissolved as to all Parties; and (b) all proofs of claim or interests filed by the Rigas Family and/or Peter L. Venetis against Adelphia shall be deemed expunged and the Rigas Family and/or Peter L. Venetis shall not thereafter file any proofs of claim or interest against Adelphia.

23.                                 If Adelphia prosecutes a claim against a third party and such third party prevails on a claim against the Excluded Parties related to the underlying Adelphia claim, then, and only in such circumstance, shall Adelphia advance and reimburse the Excluded Parties for any defense costs incurred (but no other costs, expenses or liability) in defending a subsequent claim by such prevailing third party that the transfer of assets referenced in the third from last paragraph of the Background section was fraudulent or otherwise should be voided.  In the event that Century ML Cable Venture or any of the “Telemedia Joint Ventures” (each a “Subject Joint Venture”) recovers on a claim against the Excluded Parties, then Adelphia shall pay over to the Excluded Parties, as the case may be, any recoveries of or by Adelphia received by virtue of its proportionate share (based on its ownership interest) in the relevant Subject Joint Venture.

24.                                 The section of this Agreement entitled “Resolution of Claims and Litigation” shall bind any person or committee asserting claims through or on behalf of Adelphia.

Approval Process

25.                                 Promptly following execution of this Agreement by the Parties, Adelphia shall file with the Bankruptcy Court a motion pursuant to Bankruptcy Rule 9019 seeking approval of, among other things, this Agreement (the “9019 Motion”).  The Parties shall advocate prompt approval of this Agreement.  Adelphia shall have the right to lead and coordinate (including the right to review and approve any fees and expenses incurred or to be incurred by counsel for the Rigas Family) all efforts by the Parties to seek approval of this Agreement.  The Forfeited Managed Entities, Coudersport and Bucktail shall bear all reasonable costs of any contested proceedings related to the 9019 Motion for their counsel, Dilworth Paxson, LLP and Brown Raysman Millstein Felder & Steiner LLP, up to a maximum of $50,000.  The Forfeited Managed Entities, Coudersport and Bucktail shall share such costs on a per-subscriber basis.

26.                                 This Agreement shall constitute the legal valid and binding obligation (a) of the Rigas Family and Peter L. Venetis upon execution by all of the Parties hereto and (b) of Adelphia upon execution by all of the Parties hereto, the consent of the lenders under Adelphia’s debtor-in-possession credit facility and the Bankruptcy Court entering an order approving the 9019 Motion and such order becoming final.

27.                                 If (a) all Conditions Precedent (as such term is defined in the Rigas/Government Settlement Agreement as in effect on the date hereof and without giving effect to any subsequent amendments thereto) are not satisfied by June 1, 2005 or such other date as may be set for the sentencing of John J. Rigas and Timothy J. Rigas by the Hon. Leonard B. Sand, U.S.D.J., or

(b) the Rigas/Government Settlement Agreement or the Government/Adelphia Settlement Agreement is terminated, then any of the Parties which is not in material breach of this Agreement may, by written notice to the other Parties given no later than 10 days following written notice of the event giving rise to the right of termination, terminate this Agreement, whereupon this Agreement shall be of no further force and effect.

Representations and Warranties

28.                                 a.                                       Each member of the Rigas Family and Peter L. Venetis, severally represents and warrants to Adelphia, and Adelphia represents and warrants to each member of the Rigas Family and Peter L. Venetis as follows:

(i)  This Agreement constitutes, and upon execution of each other agreement, instrument, document and certificate contemplated by this Agreement (the “Ancillary Agreements”) to which it, he or she is a party, will constitute, in the case of Adelphia upon approval of the Bankruptcy Court, a legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms.

(ii)  It, he or she has had the benefit of professional advice from attorneys of it, his or her own choosing, is fully satisfied with that advice, and has relied solely and completely upon its, his or her own judgment together with the professional advice received prior to entering this Agreement.  With the benefit of such professional advice, it, he or she has fully informed itself, himself or herself of the contents, terms, conditions and effects of this Agreement, has read and understood this Agreement and has had its contents fully disclosed and explained to it, him or her by its, his or her attorneys and fully understand this Agreement.

b.                                      Each member of the Rigas Family jointly and severally represents and warrants to Adelphia that:

(i)  All of the entities listed on Exhibit A hereto are wholly owned and controlled by the Rigas Family or blood relatives of the Rigas Family.

(ii)  All of the entities listed on Exhibit C hereto are wholly owned and controlled by the Rigas Family.  To the best knowledge and belief of the Rigas Family, the Forfeited Managed Entities are the owners of all of the operating cable assets of the Rigas Family, other than the assets of Coudersport and Bucktail.

(iii)  Peter L. Venetis and Mary Ann Rigas, M.D. have no interest in any of the Forfeited Assets or interest in (or position with) any of the entities listed on Exhibit A.

29.                                 The Rigas Family has executed and delivered to Adelphia resolutions of each legal entity included in the Rigas Family sufficient to authorize this Agreement, in such form as is satisfactory to Adelphia.  Adelphia has delivered to counsel for John J. Rigas a resolution of Adelphia Communications Corporation sufficient to authorize this Agreement.

Miscellaneous Provisions

30.                                 (a) From and after the Forfeiture Date, Adelphia shall execute any and all instruments or documents necessary to remove its claims to or liens on real estate retained by the

Rigas Family under the Rigas/Government Settlement Agreement; (b) from and after the Forfeiture Date, the Rigas Family shall execute any and all instruments or documents necessary to remove its claims to or liens on real estate retained by Adelphia or to effect the transfer of Forfeited Assets.

31.                                 This Agreement shall not constitute any admission of liability or concession by any Party as to any legal or factual position.

32.                                 This Agreement is a full and final settlement and resolution of all disputes between (a) Adelphia and (b) the Rigas Family (other than the Excluded Parties) and Peter L. Venetis.  Adelphia shall assume and incorporate the provisions of this Agreement in any plan that it proposes to the Bankruptcy Court.

33.                                 This Agreement shall be binding on, and inure to the benefit of, any successors, assigns, heirs or trustees in bankruptcy of any of the Parties.  Adelphia may assign all or a portion of this Agreement to one or more purchasers of all or substantially all of its assets.

34.                                 This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.  This Agreement shall not be modified, supplemented, amended or otherwise changed, or any of its provisions waived, in any manner whatsoever except by written instrument signed by the Parties.  Whenever possible, each term of this Agreement shall be interpreted in such a manner as to be valid and enforceable.  In the event that any term should be judicially determined to be or rendered invalid or unenforceable, all other provisions shall remain unaffected to the extent permitted by law.

35.                                 The Parties, from time to time, shall take such further actions and execute such other documents as are reasonably requested by another Party, at the requesting Party’s expense, to implement this Agreement and the transactions contemplated hereby.  The Parties will cooperate with each other in providing reasonable and appropriate information as may be needed from time to time by the other, in the most efficient and cost-effective manner.

36.                                 The plural shall include the singular and the singular shall include the plural, as the context may require.  As used herein, “Adelphia” means Adelphia Communications Corporation and/or any or all of its subsidiaries.  As used herein, “Rigas Family” means John J. Rigas, Doris Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen Rigas Venetis and individuals and entities listed on Exhibit A hereto and/or any or all of them.

37.                                 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed the complete Agreement.

[Remainder of page intentionally left blank]

38.                                 This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law.  The Bankruptcy Court shall have exclusive jurisdiction over the interpretation and enforcement of this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereto have caused this Agreement to be duly executed as of the date set forth above.

All of the Entities Defined as “Adelphia” in this Agreement
By: ADELPHIA COMMUNICATIONS CORPORATION

By:	/s/ Brad M. Sonnenberg
Name:	Brad M. Sonnenberg
Title:	Executive Vice President,
General Counsel and Secretary

/s/ John J. Rigas
John J. Rigas

/s/ Doris Rigas
Doris Rigas

/s/ Michael J. Rigas
Michael J. Rigas

/s/ Timothy J. Rigas
Timothy J. Rigas

/s/ James P. Rigas
James P. Rigas

/s/ Mary Ann Rigas, M.D.
Mary Ann Rigas, M.D.

/s/ Ellen Rigas Venetis
Ellen Rigas Venetis

/s/ Peter L. Venetis
Peter L. Venetis

[Remainder of Page Intentionally Left Blank]

The following entities by one or more of the persons signing below in their capacity as an officer, member or partner of the entity, the member of the entity, the general partner, or entity performing a similar function:

Adelphia Cablevision Associates of Radnor, L.P.
Adelphia Cablevision of West Palm Beach, LLC
Adelphia Cablevision of West Palm Beach II, LLC
Bucktail Broadcasting Corp.
Coudersport Television Cable Co.
Coudersport Theatre
Cablevision Business Services, Inc.
Desert Hot Springs Cablevision, Inc.
Demetrios, Inc.
Dobaire Designs
Dorellenic
Dorellenic Cable Partners
Doris Holdings, L.P.
Eleni Acquisition, Inc.
Eleni Interiors, Inc.
Ergoarts, Inc.
Gristmill Properties, Inc.
Henderson Community Antenna Television, Inc.
Highland 2000, LLC
Highland 2000, L.P.
Highland Carlsbad Cablevision, Inc.
Highland Carlsbad Operating Subsidiary, Inc.
(f/k/a Daniels Cablevision, Inc.)
Highland Communications, LLC
Highland Holdings
Highland Holdings II, G.P.

Highland Holdings Puerto Rico LLC
Highland Preferred Communications, LLC
Highland Preferred Communications 2001, LLC
Highland Prestige Georgia, Inc.
Highland Video Associates, L.P.
Hilton Head Communications, L.P.
Illiad Holdings, Inc.
Ionian Communications, L.P.
Island Partners, Inc.
Kostas LLC
Montgomery Cablevision Associates, L.P.
NCAA Holdings, Inc.
Niagara Frontier Hockey, L.P.
Patmos, Inc.
Persephone Enterprises, Ltd.
Prestige Communications, Inc.
Preston Motors, Inc.
RFP Cable Holdings, Inc.
Rigas Entertainment, Ltd.
Rigas Investments, LLC
Rigas Investments, L.P.
Roumali, Inc.
SAGIR, Inc.
Songcatcher Films, LLC
Syracuse Hilton Head Holdings, L.P.
Wending Creek 3656, LLC
Wending Creek Farms, Inc.
Zito Corporation
Zito L.P.

BY EACH OF THE FOLLOWING, AS APPLICABLE:

/s/ John J. Rigas
John J. Rigas

/s/ Doris Rigas
Doris Rigas

/s/ Michael J. Rigas
Michael J. Rigas

/s/ Timothy J. Rigas
Timothy J. Rigas

/s/ James P. Rigas
James P. Rigas

/s/ Ellen Rigas Venetis
Ellen Rigas Venetis

INDEX OF EXHIBITS

Exhibit A	Individuals and Entities Included in the “Rigas Family”
Exhibit B	Intentionally Omitted
Exhibit C	Forfeited Managed Entities and Other Forfeited Entities
Exhibit D	Intentionally Omitted
Exhibit E	Forfeited Real Estate
Exhibit F	Intentionally Omitted
Exhibit G	Coudersport and Bucktail Franchises
Exhibit H	Payments to Professionals
Exhibit I	Intentionally Omitted

EXHIBIT A

INDIVIDUALS AND ENTITIES INCLUDED IN THE “RIGAS FAMILY”

1.                                       John J. Rigas

2.                                       Doris Rigas

3.                                       Michael J. Rigas

4.                                       Timothy J. Rigas

5.                                       James P. Rigas

6.                                       Mary Ann Rigas, M.D.

7.                                       Ellen Rigas Venetis

8.                                       The entities listed on Exhibit C

9.                                       Bucktail Broadcasting Corp.

10.                                 Coudersport Television Cable Co.

11.                                 Coudersport Theatre

12.                                 Demetrios, Inc.

13.                                 Dobaire Designs

14.                                 Dorellenic

15.                                 Dorellenic Cable Partners

16.                                 Doris Holdings, L.P.

17.                                 Eleni Acquisition, Inc.

18.                                 Eleni Interiors, Inc.

19.                                 Ergoarts, Inc.

20.                                 Gristmill Properties, Inc.

21.                                 Highland 2000, LLC

22.                                 Highland 2000, L.P.

23.                                 Highland Communications, LLC

24.                                 Highland Holdings

25.                                 Highland Holdings II, G.P.

26.                                 Highland Holdings Puerto Rico, LLC

27.                                 Highland Preferred Communications, LLC

28.                                 Highland Preferred Communications 2001, LLC

29.                                 Illiad Holdings, Inc.

30.                                 Island Partners, Inc.

31.                                 Kostas LLC

32.                                 NCAA Holdings, Inc.

33.                                 Niagara Frontier Hockey, L.P.

34.                                 Patmos, Inc.

35.                                 Persephone Enterprises, Ltd.

36.                                 Preston Motors, Inc.

37.                                 RFP Cable Holdings, Inc.

38.                                 Rigas Entertainment, Ltd.

39.                                 Rigas Investments, LLC

40.                                 Rigas Investments L.P.

41.                                 Roumali, Inc.

42.                                 SAGIR, Inc.

43.                                 Songcatcher Films, LLC

44.                                 Syracuse Hilton Head Holdings, L.P.

45.                                 Wending Creek 3656, LLC

46.                                 Wending Creek Farms, Inc.

47.                                 Zito Corporation

48.                                 Zito L.P.

A-1

EXHIBIT C

FORFEITED MANAGED ENTITIES

1.                                       Adelphia Cablevision Associates of Radnor, L.P.

2.                                       Adelphia Cablevision of West Palm Beach, LLC

3.                                       Adelphia Cablevision of West Palm Beach II, LLC

4.                                       Cablevision Business Services, Inc.

5.                                       Desert Hot Springs Cablevision, Inc.

6.                                       Henderson Community Antenna Television, Inc.

7.                                       Highland Carlsbad Cablevision, Inc.

8.                                       Highland Carlsbad Operating Subsidiary, Inc. (f/k/a Daniels Cablevision, Inc.)

9.                                       Highland Prestige Georgia, Inc.

10.                                 Highland Video Associates, L.P.(1)

11.                                 Hilton Head Communications, L.P.

12.                                 Ionian Communications, L.P.

13.                                 Montgomery Cablevision Associates, L.P.

14.                                 Prestige Communications, Inc.

OTHER FORFEITED ENTITIES

1.                                       Dorellenic

2.                                       Dorellenic Cable Partners

3.                                       Doris Holdings, L.P.

4.                                       Eleni Acquisition, Inc.

5.                                       Highland Holdings

6.                                       Highland Holdings II, G.P.

7.                                       Highland 2000 L.P.

8.                                       Highland 2000 LLC

9.                                       Illiad Holdings, Inc.

10.                                 NCAA Holdings, Inc.

(1)                                  Highland Video Associates, L.P., a Forfeited Management Entity, owns part of Bucktail Broadcasting Corp., and that ownership interest is not forfeited, but rather transferred to an entity for the benefit of the Rigas Family other than John J. Rigas and Timothy J. Rigas, immediately prior to forfeiture.

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EXHIBIT E

FORFEITED REAL ESTATE

A.            Section A:  Property to be Forfeited and Retained by USA

1.             Real property (30.0 acres - Tennessee Road) located in Hebron Township, Pennsylvania, designated as Plot Parcel 120-001-060-2 in Book 272, Page 580 of Potter County, purchase dated July 27, 1998;

2.             Real property (2.260 acres - Lot 1 & Lot 49) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-003-016-1 in Book 0287, Page 0297 of Potter County, purchase dated August 16, 2000;

3.             Real property (4.4 acres) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-002-006 in Book 0280, Page 0912 of Potter County, purchase dated June 26, 2000;

4.             Real property (17.040 acres Lot 47) Hebron Township, Coudersport, Pennsylvania, designated as Plot/Parcel 120-001A-009B in Book 0282, Page 0539 of Potter County, purchase dated September 25, 2000;

5.             Real property (20.000 acres - Rt. 343) located in Coudersport, Pennsylvania, designated as Plot/Parcel 120-001-063A in Book 0284, Page 0378 of Potter County, purchase dated January 15, 2001;

6.             Real property (210.50 acres - Lot 72) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-004-011A in Book 0278, Page 0243 of Potter County, purchase dated December 20,1999;

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7.             Real property (8.660 acres - Lot 30, Rt. 52037) Hebron Township, Coudersport, Pennsylvania, designated as Plot/Parcel 120-001A-052 in Book 0276, Page 0599 of Potter County, purchase dated September 14, 1999;

8.             Real property (150.000 acres - Lot 112) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-003-019 in Book 0278, Page 0170 of Potter County, purchase dated December 14, 1999;

9.             Real property (2.600 acres Rt. 49) Eulalia Township, Coudersport, Pennsylvania, designated as Plot/Parcel 080-005-005 in Book 0278, Page 0929 of Potter County, purchase dated February 15, 2000;

10.           Real property (52.430 acres Rt. 49) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-002-021-2 in Book 0274, Page 0675 of Potter County, purchase dated June 10, 1999;

11.           Real property (1.090 acres) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-004-006-2 in Book 0271, Page 0104 of Potter County, purchase dated October 16, 1998;

12.           Real property (420.190 acres - Lot 170) Hebron Township, Coudersport, Pennsylvania, designated as Plot/Parcel 120-001-014-1 in Book 0270, Page 0428 of Potter County, purchase dated August 6, 1998;

13.           Real property (53.000 acres - Lot 99) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-003-017-1 in Book 0268, Page 0785 of Potter County, purchase dated May 18, 1998;

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14.           Real property (5.730 acres - Lot 3, Rt. 52037) Allegheny Township, Coudersport, Pennsylvania, designated in Book 0268, Page 0402 of Potter County, purchase dated April 17, 1998;

15.           Real property (41.700 acres – Lot 86) Hebron Township, Coudersport, Pennsylvania, designated as Plot / Parcel 120-002-051 in Book 0267, Page 0797 of Potter county purchase dated March 24, 1998;

16.           Real property (117.200 acres - Lot 86) Hebron township, Coudersport, Pennsylvania, designated as Plot/Parcel 120-002-022 in book 0267, Page 0797 of Potter County, purchase dated March 24, 1998;

17.           Real property (24.100 acres Rt. 49 & 352) Hebron Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-001-002-1 in Book 0267, Page 0518 of Potter County, purchase dated January 23, 1998;

18.           Real property (121.690 acres - Cobb Hill Rd.) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-003-016-7 in Book 278, Page 891 and Book 278, Page 884 and Book 276, Page 367 of Potter County, purchase dated January 24, 2000;

19.           Real property (9.990 acres - Lot 2, Rt. 49) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-003-016-4 in Book 0288, Page 0490 of Potter County, purchase dated October 26, 2001;

3

20.           Real property (85.000 acres - Lot 144) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-003-017A in Book 0284, Page 0048 of Potter County, purchase dated November 28, 2000;

21.           Real property (41.620 acres) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-003-021-1 in Book 0285, Page 0509 of Potter County, purchase dated April 4, 2001;

22.           Real property (2.380 acres – Lot 63, Rt. 52037) Allegheny Township, Coudersport, Pennsylvania, designated as Plot / Parcel 020-004-006-3 in Book 274, Page 0096 of Potter County, purchase dated May 10, 1999;

23.           Real property (5.000 acres Rt. 343) Hebron Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-001-063-1 in Book 0284, Page 0373 of Potter County, purchase dated January 15, 2001;

24.           Real property (0.73 acres) Ulysses Township, Coudersport, Pennsylvania, designated as Plot/Parcel 290-012A-025 in Book 0287, Page 0537 of Potter County, purchase dated August 30, 2001;

25.           Real property (42.500 acres - Lot 90) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-003-022-1 in Book 0287, Page 0991 of Potter County, purchase dated October 1, 2001;

26.           Real property (29.958 acres) Hebron Township, Coudersport, Pennsylvania, designated as Plot/Parcel 120-001-006A in Book 0275, Page 0823 of Potter County, purchase dated August 5, 1999;

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27.           Real property (28.220 acres - 1607 Rt. 49) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-002-014 in Book 0289, Page 0051 of Potter County, purchase dated December 5, 2001;

28.           Real property (100.00 acres - Colesburg Rd.) located in Coudersport, Pennsylvania, designated as Plot/Parcel 080-005-002A in Book 0289, Page 0446, of Potter County, purchase dated August 15, 2001;

29.           Real property (5.453 acres - Lot 4, Rt. 49) Allegheny Township, Coudersport, Pennsylvania, designated as Plot/Parcel 020-003-016-2 in Book 0287, Page 0750 of Potter County, purchase dated September 14, 2001;

30.           Real property (2.103 acres - Rt. 449) Ulysses Township, Coudersport, Pennsylvania, designated as Plot/Parcel 290-012A-024 in Book 0287, Page 0117 of Potter County, purchase dated August 6, 2001;

31.           The spousal entireties interest of John J. Rigas in real property (Condominium B Greystone, Unit 18 B Lot 1), Eagle County, Colorado, recorded in Book 550, Page 348 of Eagle County;

32.           Real property (Condominium B One Beaver Creek, Unit R-62), Eagle County, Colorado, designated as Plot/Parcel 210524138015 in Book 0744, Page 0979 of Eagle County;

33.           Real property (Condominium — The Saratoga, Unit 23C), East 75th Street, New York, New York;

5

B.                                     Section B:  Other Property to be Forfeited

34.           Real property (21,526 sq. ft. B Lots 10, 11 & 12) Borough of Punxsutawney, Pennsylvania, recorded in the Office of the Recorder of Deeds of Jefferson County, Pennsylvania in Deed Book Volume 460, Page 935, purchase dated October 1, 1979;

35.           Two parcels of real property cumulatively totaling approximately 1.034 acres constituting an office building at Pope Avenue and College Center Blvd. in the Town of Hilton Head Island, Beaufort County, South Carolina identified as Tax Map # s 55-15-75 and 55-15-361;

36.           Real property located at 102 Main Street, Coudersport, Pennsylvania;

37.           Real property (Adelphia Data Center) located at 510 and 512 Bank Street, Coudersport, Pennsylvania;

38.           Approximately 2 acres on Blair Drive in Blairsville, Indiana County, PA utilized by Highland Video Associates, LP (former Serwinski property) (parcel no. 06-006-100.3F);

39.           Approximately 37,000 square feet on Freeport Road, Harrison Township, Allegheny Co., PA held in the name of Highland Holdings (former Clear Channel property) (parcel no. 2835-5-00065);

6

40.           Property in Orchard Park, Erie Co., NY, held in the name of Adelphia Dorellenic, GP (parcel Nos. 146001 555.00-99-1; 146001 555.00-90-4.1; 146001 555.00-90-4.2; 146001 555.00-90-4.3);

41.           Office Building in Niagara Falls, Erie Co., NY held in the name of Dorellenic (parcel No. 2911001444.4  2-2-16) (former Electric Refrigeration Co.);

42.           7 Water St., Coudersport, PA; and

43.           Any and all right, title and interest in any and all time share properties in Cancun, Mexico owned by any of the Rigas Parties or any entity owned or controlled by the Rigas Parties.

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EXHIBIT G

COUDERSPORT AND BUCKTAIL FRANCHISES

Franchise Agreements

Coudersport

Borough of Annin

Borough of Austin

Borough of Coudersport

Port Allegheny

Township of Liberty

Township of Roulette

Bucktail

Borough of Emporium

Borough of Cameron

County of Cameron

Township of Portage

Township of Shippen

G-1